Exhibit 10.3

TERMINATION AGREEMENT

AGREEMENT dated this 11th day of January 2012, by and between W270, INC. (hereinafter “W270”), a Nevada corporation, with offices located at 4221 Camino Alegre, La Mesa, California, 91941, Wesley E. Fry, President of W270 and Gary B. Wolff, P.C., counsel to W270, with offices located at 488 Madison Avenue, Suite 1100, New York, New York 10022.

WHEREAS, W270 entered into an agreement on June 27th, 2011 with Gary B. Wolff, P.C. to assist with the filing of W270’s prospectus and legal representation of W270; and

WHEREAS, W270 and Gary B. Wolff, P.C. have agreed to terminate the agreement entered in on June 27th, 2011 and legal representation and settle all outstanding professional services by Gary B. Wolff, P.C. with a payable due to Gary B. Wolff, P.C. by W270 in the amount of $20,000.00.

IN WITNESS WHEREOF, the parties hereto have caused this Termination Agreement to be executed as of the 11th day of January 2012.

W270, INC.

By: /s/ Wesley Fry

Wesley E. Fry, President

GARY B. WOLFF, P.C.

By: /s/ Gary Wolff

Gary B. Wolff, President